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Introducing the new
iPath® Global Carbon ETN from Barclays

U.S. Financial Professional

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- ETN Strategies
- Presentations
- Product Briefs, FAQs, and much more...

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BARCLAYS RESUMES ISSUANCE OF INP

Effective August 22, 2008, Barclays Bank PLC resumed the issuance of iPath℠ MSCI India Index℠ ETNs.

See press release to learn more >

BARCLAYS PRESS RELEASE:

9/17/08: Barclays announces agreement to acquire Lehman Brothers North American investment banking and capital markets businesses

See full announcement >

BARCLAYS FORM 6-K:

10/14/08: Barclays announces updated information on capital, dividend and current trading.

See full announcement >

<link to http://www.sec.gov/Archives/edgar/data/312069/000119312508209722/d6k.htm>

Press Releases

- October 14, 2008
  Barclays Announces Updated Information on Capital, Dividend and Current Trading.
- October 2, 2008
  iPath® CBOE S&P 500 BuyWrite Index℠ ETN Scheduled to Move to NYSE Arca
- June 25, 2008
  Barclays Launches First Exchange Traded Note Linked to Carbon
- March 28, 2008
  Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™
- January 15, 2008
  iPath® MSCI India Index℠ ETN Important Notice re: INP 01/15/08
- December 17, 2007
  Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca
- December 10, 2007
  IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

  See related FAQs
- November 5, 2007
  iPath® MSCI India Index℠ ETN Important Notice re: INP 11/05/07
- October 26, 2007
  iPath® MSCI India Index℠ ETN Important Notice re: INP 10/26/07